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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30847 of Electronic Processing, Inc. (now known as EPIQ Systems, Inc.) on Form S-8, in Registration Statement No. 333-57952 of EPIQ systems, Inc. on Form S-8, and in Registration Statement No. 333-57786 of EPIQ Systems, Inc. on Form S-3 of our report dated February 26, 2002, appearing in this Annual Report on Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 20, 2002